As filed with the Securities and Exchange Commission on October 19, 2018

Registration No. 333-227778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	33-0224167
(State or Other Jurisdiction of Incorporation or Organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
(858) 673-8600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

S. James Miller, Jr.
President and Chief Executive Officer
ImageWare Systems, Inc.
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
(858) 673-8600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to
Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group, a Professional Corporation
600 West Broadway, Suite 700
San Diego, CA 92101
(619) 272-7050

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[X]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	11,031,000(3)	$10,920,690	$1,323.59(4)

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee for the offering pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock on the OTCQB Marketplace on October 4, 2018.

(3)
Includes (i) 10,000,000 shares of common stock issuable upon the conversion of shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred”) held by the selling stockholders (“Conversion Shares”), and (ii) an estimated 1,031,000 shares of common stock issuable as payment of accrued dividends on shares of Series C Preferred held by selling stockholders within 12 months from the date of this Registration Statement (any shares of common stock issuable as dividends on shares of Series C Preferred, the “Dividend Shares”). The number of Dividend Shares issuable over the next 12 months are estimated based on the closing price of the Registrant’s common stock on October 4, 2018, as reported on the OTCQB Marketplace.

(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

  ImageWare Systems, Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-227778) for the sole purpose of filing Exhibits 5.1 and 23.1 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

ITEM 16.  EXHIBITS

2.1	Agreement and Plan of Merger, dated October 27, 2005 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed November 15, 2005).
3.1	Certificate of Incorporation (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A, filed November 15, 2005).
3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed October 14, 2011).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed February 16, 2017).
3.4
Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed February 2, 2015).

3.5
Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 9, 2016).

3.6
Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed December 30, 2016).

3.7
Amendment No. 1 to the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed December 30, 2016).

3.8
Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 19, 2017).

3.9
Certificate of Elimination of the Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed October 19, 2017).

3.10	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed February 13, 2018).
3.11
Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 13, 2018)

3.12
Amendment No. 1 to the Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed September 13, 2018)

4.1	Form of Amendment to Warrant, dated March 21, 2012, (incorporated by reference to Exhibit 4.16 to the Company's Annual Report on Form 10-K, filed April 4, 2012).
4.2	Form of Warrant, dated September 10, 2018 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed September 13, 2018)
5.1*	Opinion of Disclosure Law Group, a Professional Corporation
10.1
Employment Agreement, dated September 27, 2005, between the Company and S. James Miller (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 30, 2005).

10.2
Form of Indemnification Agreement entered into by the Company with its directors and executive officers (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form SB-2 (No. 333-93131), filed December 20, 1999, as amended).

10.3	Amended and Restated 1999 Stock Plan Award (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A, filed November 21, 2007).
10.4	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed July 14, 2005).
10.5	2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-QSB, filed November 14, 2001).
10.6
Securities Purchase Agreement, dated September 25, 2007, by and between the Company and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 26, 2007).

10.7
Office Space Lease between I.W. Systems Canada Company and GE Canada Real Estate Equity, dated July 25, 2008 (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

II-4

10.8
Form of Securities Purchase Agreement, dated August 29, 2008 by and between the Company and certain accredited investors (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.9
Change of Control and Severance Benefits Agreement, dated September 27, 2008, between Company and Charles Aubuchon (incorporated by reference to Exhibit 10.41 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.10
Change of Control and Severance Benefits Agreement, dated September 27, 2008, between Company and David Harding (incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.11
First Amendment to Employment Agreement, dated September 27, 2008, between the Company and S. James Miller (incorporated by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.12	Form of Convertible Note dated November 14, 2008 (incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).
10.13
Second Amendment to Employment Agreement, dated April 6, 2009, between the Company and S. James Miller (incorporated by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.14	Office Space Lease between the Company and Allen W. Wooddell, dated July 25, 2008 (incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).
10.15
Third Amendment to Employment Agreement, dated December 10, 2009, between the Company and S. James Miller (incorporated by reference to Exhibit 10.60 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.16
Securities Purchase Agreement, dated December 12, 2011, by and between the Company and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed December 21, 2011).

10.17
Note Exchange Agreement, dated December 12, 2011, by and between the Company and certain accredited investors (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed December 21, 2011).

10.18
Fourth Amendment to Employment Agreement, dated March 10, 2011, between the Company and S. James Miller, (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K, filed January 17, 2012).

10.19
Fifth Amendment to Employment Agreement, dated January 31, 2012, between the Company and S. James Miller, Jr., (incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K, filed April 4, 2012.

10.20	Employment Agreement, dated January 1, 2013, between the Company and Wayne Wetherell (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed March 7, 2013).
10.21	Employment Agreement, dated January 1, 2013, between the Company and David Harding (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed March 7, 2013).
10.22	Convertible Promissory Note dated March 27, 2013 issued by the Company to Neal Goldman (incorporated by reference to Exhibit 10.41 to the Company's Annual Report on Form 10-K, filed April 1, 2013).
10.23	Amendment to Convertible Promissory Note, dated March 12, 2014 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed March 13, 2014).
10.24	Note Exchange Agreement, dated January 29, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K, filed February 2, 2015).
10.25
Sixth Amendment to Employment Agreement, by and between S. James Miller and the Company, dated November 1, 2013 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed November 7, 2013).

10.26
Seventh Amendment to Employment Agreement, by and between S. James Miller, Jr. and the Company, dated January 9, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 15, 2015).

10.27
Second Amendment to Employment Agreement, by and between Wayne Wetherell and the Company, dated January 9, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 15, 2015).

10.28
Second Amendment to Employment Agreement, by and between David E. Harding and the Company, dated January 9, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 15, 2015).

II-5

10.29	Amendment No. 3 to Convertible Promissory Note, dated December 8, 2014 (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 10, 2014).
10.30
Third Amendment to Employment Agreement, by and between Wayne Wetherell and the Company, dated December 14, 2015 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed December 21, 2015).

10.31
Third Amendment to Employment Agreement, by and between David E. Harding and the Company, dated December 14, 2015 (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, filed December 21, 2015).

10.32
Eighth Amendment to Employment Agreement, by and between S. James Miller and the Company, dated December 14, 2015 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed December 21, 2015).

10.33	Amendment No. 4 to Convertible Promissory Note, dated March 8, 2016 (incorporated by reference to the Company's Current Report on Form 8-K, filed March 10, 2017).
10.34	Convertible Promissory Note, dated March 9, 2016 (incorporated by reference to the Company's Current Report on Form 8-K, filed March 10, 2017).
10.35	Form of Securities Purchase Agreement, dated September 7, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 9, 2016).
10.36	Amendment No. 5 to Convertible Promissory Note, dated January 23, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 10-K, filed January 26, 2017).
10.37	Form of Subscription Agreement for Series G Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed December 30, 2016).
10.38	Form of Exchange Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed December 30, 2016).
10.39
Ninth Amendment to Employment Agreement, by and between James Miller, Jr. and the Company, dated October 20, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed December 30, 2016).

10.40
Fourth Amendment to Employment Agreement, by and between Wayne Wetherell and the Company, dated October 20, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed December 30, 2016).

10.41
Fourth Amendment to Employment Agreement, by and between David E. Harding and the Company, dated October 20, 2016 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, dated December 30, 2016).

10.42	Amendment No. 2 to Convertible Promissory Note, dated May 10, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed May 12, 2017).
10.43	Amendment No. 6 to Convertible Promissory Note, dated May 10, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed May 12, 2017).
10.44	Form of Subscription Agreement for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 19, 2017).
10.45	Form of Exchange Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed September 19, 2017).
10.46
Fifth Amendment to Employment Agreement, by and between David E. Harding and the Company, dated February 7, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated February 13, 2018).

10.47
Tenth Amendment to Employment Agreement, by and between James Miller, Jr. and the Company, dated February 8, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated February 13, 2018).

10.48	Form of Securities Purchase Agreement for Series C Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 13, 2018)
10.49	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed September 13, 2018)
10.50	Placement Agency Agreement, by and between the Company and Northland Capital Markets (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed September 13, 2018)
10.51	Form of Exchange Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed September 13, 2018)
21.1	List of Subsidiaries (incorporated by referenced to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed February 24, 2010).
23.1*	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm – Mayer Hoffman McCann P.C.
24**	Power of Attorney (included on the signature page of the Registration Statement on Form S-1, filed on October 11, 2018.)

*	Filed herewith.
**	Previously filed as an exhibit to the Company's Registration Statement on Form S-1, filed on October 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on October 19, 2018.

IMAGEWARE SYSTEMS, INC.

By:	/s/ S. James Miller, Jr.
S. James Miller, Jr.
Chief Executive Officer, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ * S. James Miller, Jr.	President, Chief Executive Officer and Chairman (Principal Executive Officer)	October 19, 2018

/s/ * Wayne Wetherell	Chief Financial Officer (Principal Financial and Accounting Officer)	October 19, 2018

/s/ * David Loesch	Director	October 19, 2018

/s/ * Steve Hamm	Director	October 19, 2018

/s/ * David Carey	Director	October 19, 2018

/s/ * John Cronin	Director	October 19, 2018

/s/ * Neal Goldman	Director	October 19, 2018

/s/ * Charles Crocker	Director	October 19, 2018

/s/ * Dana Kammersgard	Director	October 19, 2018

/s/ * Charles Frischer	Director	October 19, 2018

/s/ * Robert Clutterbuck	Director	October 19, 2018

* By: /s/ S. James Miller, Jr.
Attorney-in-fact